                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Prospectus Summary -- Summary Historical and Unaudited Pro Forma and Operating Data," "Selected Historical Financial Data" and "Experts" and to the use of our report dated April 30, 1998, in Amendment No. 3 to the Registration Statement (Form S-4) and related Prospectus of Romacorp, Inc. for the registration of $75,000,000 of 12% Senior Notes due 2006.



                                               /s/ Ernst & Young LLP

                                                   Ernst & Young LLP



Kansas City, Missouri

December 10, 1998